EXHIBIT 23.1

Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Stock Option Plan of Adherex Technologies Inc. of our report dated March 26, 2007, with respect to the financial statements of Adherex Technologies Inc. included in its Annual Report on Form 20-F for the year ended December 31, 2006 filed with the Securities and Exchange Commission.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Raleigh, North Carolina

June 29, 2007